EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                              1994           1993           1992
                                                                          -------------  -------------  -------------
      (a)  Shares outstanding...........................................      7,548,757      7,544,655      8,111,196
           Number of days...............................................             96              6             90
      (b)  Shares outstanding...........................................      7,593,757      7,548,757      8,087,175
           Number of days...............................................            179            359             30
      (c)  Shares outstanding...........................................      7,587,398                     8,078,059
           Number of days...............................................             90                            31
      (d)  Shares outstanding...........................................                                    8,051,280
           Number of days...............................................                                           30
      (e)  Shares outstanding...........................................                                    8,050,513
           Number of days...............................................                                           31
      (f)  Shares outstanding...........................................                                    8,049,656
           Number of days...............................................                                           92
      (g)  Shares outstanding...........................................                                    7,536,305
           Number of days...............................................                                           61
      (h)  Shares outstanding...........................................                                    7,544,665
           Number of days...............................................                                            1
                                                                          -------------  -------------  -------------
           Average shares outstanding...................................      7,580,353      7,548,690      7,983,611
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------
           Net income...................................................  $   9,508,348  $   8,194,123  $   6,713,680
           Less: Dividends on preferred stock...........................        226,948        271,460        290,460
                                                                          -------------  -------------  -------------
           Net income available to common shareholders..................  $   9,281,400  $   7,922,663  $   6,423,220
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------
           Per share amount.............................................  $        1.22  $        1.05  $        0.80
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------

     The Company's Series A redeemable preferred stock are considered common stock equivalents. These shares were not included in the computation of earnings per share because their effect was antidilutive. Options granted to purchase the Company's common stock are also considered common stock equivalents. These options were not included in the computation of earnings per share because their maximum possible dilution was not material.

                                      E-2
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